UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive offices)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into  a Material Definitive Agreement
On August 28, 2009, First Guaranty Bancshares, Inc. (the “Company”) entered into a Letter Agreement, which includes a Securities Purchase Agreement and a Side Letter Agreement (together, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury Department”) pursuant to which the Company has issued and sold to the Treasury Department: (i) 2,069.9 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1,000 per share (the “Series A Preferred Stock”), having a liquidation amount per share of $10,000, for a total purchase price of $20,699,000, and (ii) a warrant (the “Warrant”) to purchase 114.44444 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1,000 per share (the “Series B Preferred Stock”), with a liquidation amount of $10,000 per share, at an exercise price per share of $1,000.  The Company intends to contribute to First Guaranty Bank, its subsidiary, at least 50% of the proceeds of the sale of the Series A Preferred Stock.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Warrant has a ten year term and is immediately exercisable.  Immediately following the issuance of the Series A Preferred Stock and the Warrant, the Treasury Department exercised its rights under the Warrant to acquire 103 shares of the Series B Preferred Stock through a cashless exercise.  A copy of the Warrant is attached as Exhibit 4.3 and is incorporated herein by reference.

The Series A Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum.  The Company may not redeem the Series A Preferred Stock during the first three years except with proceeds from a “qualified equity offering” (as defined in the Articles of Amendment to the Company’s Restated Articles of Incorporation filed as Exhibit 4.1 hereto).  After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends.  The Series A Preferred Stock is generally non-voting.  The Series B Preferred Stock pays cumulative dividends at a rate of 9% per annum.  The Series B Preferred Stock generally has the same rights and privileges as the Series A Preferred Stock.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register for resale the Series A Preferred Stock and the Series B Preferred Stock upon the request of the Treasury Department.  The Purchase Agreement provides that neither the Series A Preferred Stock nor the Series B Preferred Stock will be subject to any contractual restrictions on transfer, except that the Treasury Department and its transferees may not effect any transfer of the Series A Preferred Stock or the Series B Preferred Stock that would cause the Company to otherwise become subject to the periodic reporting requirements of the Securities Exchange Act of 1934.  The Purchase Agreement also provides for certain restrictions on dividend payments and stock repurchases by the Company as discussed in Item 3.03.

Pursuant to the Purchase Agreement, the closing was subject to each of the Company’s Senior Executive Officers and certain Highly Compensated Employees of the Company (in each case, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and regulations issued thereunder, as amended by the American Recovery and Reinvestment Act of 2009), delivering to the Treasury Department a written waiver voluntarily waiving any claim against the Treasury Department or the Company of any changes to such Senior Executive Officer’s or Highly Compensated Employee’s compensation or benefits that are required to comply with the regulations issued by the Treasury Department under the Troubled Assets Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008 as amended by The American Recovery and Reinvestment Act of 2009 and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements)(collectively, “Benefit Plans”) as they relate to the period the Treasury Department holds any equity or debt securities of the Company acquired through TARP Capital Purchase Program.  The waivers were effective August 28, 2009, and a form of waiver is attached as Exhibit 10.2 hereto and incorporated herein by reference.

In the Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any debt or securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented and any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, as amended by the American Recovery and Reinvestment Act of 2009.  The Company has also agreed not to adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

     A press release and a letter to shareholders, each dated September 3, 2009 giving details associated with the transaction, are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 3.02  Unregistered sales of equity securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03  Material modification to rights of security holders.

Pursuant to the Purchase Agreement, prior to August 28, 2012, unless the Company has redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock and the Series B Preferred Stock to a third party, the ability of the Company to declare or pay any dividend or make any distribution on its capital stock or other equity securities of any kind of the Company will be subject to restriction, including a restriction against (1) increasing the quarterly cash dividend per share to an amount larger than the last quarterly cash dividend paid on the common stock prior to November 17, 2008, $0.16 per share, or (2) redeeming, purchasing or acquiring any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain circumstances specified in the Purchase Agreement.  In addition, prior to August 28, 2012, the Company may not redeem any of the Series A Preferred Stock or Series B Preferred Stock except with the proceeds of a qualified equity offering.

Following August 28, 2012 and until August 28, 2019 (unless the Series A Preferred Stock and Series B Preferred Stock has been redeemed or transferred to a third party), the Company may not, without the consent of the Treasury Department, pay any dividends on its capital stock that are in the aggregate greater than 103% of any dividends in the prior fiscal quarter.  In addition, prior to August 28, 2019 (unless the Series A Preferred Stock and Series B Preferred Stock has been redeemed or transferred to a third party) the Company may not repurchase or acquire any equity security of the Company without the consent of the Treasury Department other than in certain circumstances specified in the Purchase Agreement.  Following August 28, 2019, the Company may not pay any dividend or repurchase any equity securities without the consent of the Treasury Department unless the Series A Preferred Stock and the Series B Preferred Stock have been redeemed or the United States Treasury has transferred the securities.  In addition, no shares of the Series B Preferred Stock may be redeemed unless all the shares of Series A Preferred Stock have been redeemed.

In addition, under the Articles of Amendment for the Series A Preferred Stock and the Series B Preferred Stock, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay or set aside for payment full dividends on the Series A Preferred Stock and the Series B Preferred Stock, respectively.

Item 5.02  Departure of directors or certain officers; election of directors; appointment of certain officers; compensation arrangements of certain officers.
The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03  Amendment to articles of incorporation or bylaws; change in fiscal year.

On August 26, 2009, the Company filed with the Louisiana Secretary of State’s Office Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock. The Articles of Amendment to the Company’s Restated Articles of Incorporation are attached as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Articles of Amendment to the Restated Articles of Incorporation for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.2	Articles of Amendment to the Restated Articles of Incorporation for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B
4.3	Warrant to Purchase Fixed Rate Cumulative Perpetual Preferred Stock, Series B
10.1
Letter Agreement, dated August 28, 2009, between First Guaranty Bancshares, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement - Standard Terms and a Side Letter Agreement attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Form of Waiver of Senior Executive Officers and Highly Compensated Employees, dated August 28, 2009
99.1	Press Release, dated September 3, 2009
99.2	Letter to Shareholders, dated September 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

DATE: September 3, 2009                                                                 By: /s/Michele E. LoBianco
                        Michele E. LoBianco
                        Secretary and Treasurer,
                                Chief Financial Officer